UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2020
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange
Rights to Purchase Series D Junior Participating Preferred Stock	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2020, the Board of Directors (the “Board”) of Newpark Resources, Inc. (the “Company”) increased the size of the Board from six members to seven members and appointed Mr. Michael A. Lewis to fill the vacancy created by the increase, effective as of January 1, 2021.
Mr. Lewis has over 34 years of electric operations experience. He has served as Interim President of Pacific Gas & Electric Corporation (“PG&E”) since August 2020. He has also served as Senior Vice President, Electric Operations of PG&E since January 2019. In his current roles, Mr. Lewis oversees all aspects of PG&E’s Electric Operations, including the company's wildfire prevention and response efforts, longer-term grid resiliency initiatives, system-wide vegetation management work and emergency preparedness and response efforts. Mr. Lewis joined PG&E in August 2018 and announced in July 2020 that he plans to retire on December 31, 2020. From September 2016 to July 2018, Mr. Lewis served as Duke Energy's Senior Vice President and Chief Distribution Officer, responsible for distribution operations across six states. From 2008 to 2016, Mr. Lewis served in increasingly more senior roles in electric transmission and distribution, including as Chief Transmission Officer at Duke Energy. He holds a bachelor's degree in electrical engineering from the University of Florida and an MBA from Nova Southeastern University. He attended both the Advanced Management Program at Duke University and the Finance and Accounting for Non-Financial Management Program at the University of Pennsylvania Wharton School.
Mr. Lewis will stand for re-election to the Board of Directors at our 2021 Annual Meeting of Stockholders. The Board has affirmatively determined that Mr. Lewis is “independent” as that term is defined by The New York Stock Exchange listing standards and the standards set forth in the Company’s Corporate Governance Guidelines. Mr. Lewis does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Lewis and any other person pursuant to which she was selected as a director. Mr. Lewis will serve as a member of the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
The compensation paid to Mr. Lewis will be consistent with the director compensation paid to non-employee directors of the Company since April 1, 2020, as described in the Company’s 2020 Proxy Statement, filed with the Securities and Exchange Commission on April 8, 2020. A copy of the press release announcing the election of Mr. Lewis to the Board of Directors of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Newpark Resources, Inc. on December 4, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	December 4, 2020	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)